Exhibit 10.2

December 3, 2025

Gerard van Kesteren
Consulting Agreement - Senior Advisor

This agreement describes the consulting agreement between Gerard van Kesteren and Janel Corporation exclusive of annual director appointment, annual committee chair appointment and any terms, conditions or compensations associated with director and director related appointments.

Duties
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Serves as Senior Advisor with focus on Logistics segment

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Support the development of next-generation leadership

Term
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One-year term, renewing automatically for an additional one-year term, unless cancelled by either party, in writing, and at least two (2) months before the renewal date.

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The start date of your service under this proposal will be December 3, 2025.

Compensation
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For service as a Senior Advisor: $50,000/year, to be paid monthly.

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Reimbursement of reasonable travel and other expenses related to your service.

The consultancy agreement was originally signed November 7, 2015 and amended on September 28, 2016. This version was signed on December 3, 2025, enters into effect on December 3, 2025 and supersedes any prior versions.

[Signatures on following page]

Janel Corporation	•	80 Eighth Avenue	•	New York, NY 10011	•	212 373-5895	•	janelcorp.com

AGREED:

By:

/s/ Nathan C. Shandy	/s/ Gerard van Kesteren
Nathan C. Shandy	Gerard van Kesteren
Chief Financial Officer, Treasurer and Secretary

December 3, 2025	December 3, 2025
Date	Date

Janel Corporation	•	80 Eighth Avenue	•	New York, NY 10011	•	212 373-5895	•	janelcorp.com

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

By:	/s/ Nathan Shandy
Name: Nathan C. Shandy
Title: Chief Financial Officer, Treasurer and Secretary

By:	/s/ Gerard van Kesteren
Name: Gerard van Kesteren
Senior Advisor

Janel Corporation	•	80 Eighth Avenue	•	New York, NY 10011	•	212 373-5895	•	janelcorp.com